Exhibit 99.1
eTelecare Global Solutions, Inc.
Announces Termination of Client Program and
Reduced Financial Guidance for Third-Quarter and Fiscal-Year 2007
Scottsdale, Ariz. —August 13, 2007 — eTelecare Global Solutions (NASDAQ: ETEL), a leading provider of complex business process outsourcing (BPO) solutions, today announced that it received a termination notice regarding a program from a significant client. As a result, eTelecare is reducing revenue, net income and earnings-per-diluted-ADS guidance for its third-quarter and full fiscal-year 2007. The reduced guidance revises the estimates provided by eTelecare in its written earnings release and related conference call on August 9, 2007.
eTelecare currently expects that revenues for the third quarter of 2007 will be in the range of $60 million to $63 million, with net income of $5.0 million to $5.5 million, or $0.15 to $0.17 per diluted ADS. This compares to the previous guidance for third-quarter revenues in the range of $63 million to $65 million, with net income of $5.9 million to $6.5 million, or $0.18 to $0.20 per diluted ADS.
eTelecare expects 2007 annual revenues to be in the range of $240 million to $250 million, with net income of $19.2 million to $21.5 million, or $0.63 to $0.71 per diluted ADS. This compares to the previous guidance for 2007 annual revenues in the range of $250 million to $260 million, with net income of $22 million to $25 million, or $0.72 to $0.82 per diluted ADS.
“Although the loss of this program is clearly a disappointment,” said John Harris, eTelecare’s president and chief executive officer, “today’s news should not belie the fact that our business is strong; even as revised, our expectations for 2007 imply solid year-over-year growth of approximately 25%.”
Conference Call
eTelecare will host a conference call today, August 13, 2007, to discuss the contents of this release and related information at 3:00 p.m. PDT (6:00 p.m. EDT). To participate in the teleconference, please call toll-free 800-811-0667 (or 913-981-4901 for international callers) approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet at www.etelecare.com under the About Us/Investor Relations link. For those unable to attend, the company’s web site will host an archive of the call.
About eTelecare Global Solutions
Founded in 1999, eTelecare Global Solutions is a leading provider of business process outsourcing (BPO) focusing on the complex, voice-based segment of customer-care services. It provides a range of services, including technical support, customer service, sales and customer retention from both onshore and offshore locations. Services are provided from delivery centers in the Philippines and in North America. Additional information is available at www.etelecare.com.

Cautionary Note Regarding Forward-Looking Statements
This press release and the related conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our expectations, beliefs, intentions and strategies regarding the future. Words such as “anticipates,” “expects,” “believes,” “intends,” “plans,” “seeks,” “estimates” and similar expressions identify such forward-looking statements. These are statements that relate to future events and include, but are not limited to, statements related to eTelecare’s revised expected revenues, net income on an aggregate basis and per diluted ADS basis, and capital expenditures for 2007 and the third quarter of 2007 and our anticipated effective tax rate for 2007. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in these forward-looking statements. These risks and uncertainties include, but are not limited to, fluctuations in earnings, our ability to manage growth, intense competition in the industry including those factors which may affect our cost advantage, wage increases, our ability to attract and retain customer service associates and other highly skilled professionals, client concentration and resulting impact of a termination of client programs by a significant client, the underlying success of our clients and the resulting impact of any adverse developments in our clients’ business including adverse litigation results, our ability to manage our international operations, reduced demand for technology in our key focus areas, a change in the public perception of outsourcing, disruptions in telecommunication networks, our ability to successfully complete and integrate potential acquisitions, liability for damages on our service contracts, withdrawal of governmental fiscal incentives, political instability, general economic conditions affecting our industry as well as other risks detailed from time to time in our SEC filings, including those described in the “Risk Factors” section in our Quarterly Report on Form 10-Q filed with the U.S. SEC on August 10, 2007. You can locate these filings on the Investor Relations page of our website, http://investor.etelecare.com. Statements included in this release are based upon information known to eTelecare as of the date of this release, and eTelecare assumes no obligation to update information contained in this press release

Contact:
Anh Huynh	Philip Bourdillon/Gene Heller
Director of Investor Relations	Silverman Heller Associates
888-362-1073	310-208-2550
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